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                                                               EXHIBIT 23(p)(11)

                                 CODE OF ETHICS

                       J. & W. Seligman & Co. Incorporated
                             Seligman Advisors, Inc.
                             Seligman Services, Inc.
                               Seligman Data Corp.
                          Seligman International, Inc.
                        Seligman International UK Limited
                   The Seligman Group of Investment Companies

                                 I. INTRODUCTION

A primary duty of all directors, officers and employees (collectively "Employees") of J. & W. Seligman & Co. Incorporated, its subsidiaries and affiliates (collectively, "Seligman") is to be faithful to the interest of the various Seligman advisory clients, including the registered and unregistered companies advised by Seligman (collectively, "Clients"). Directors of the Seligman Registered Investment Companies also have a duty to the Seligman Registered Investment Companies and their shareholders. Persons who are Disinterested Directors are "Employees" for purposes of this Code of Ethics.

Through the years, Seligman and its predecessor organizations have had a reputation of maintaining the highest business and ethical standards and have been favored with the confidence of investors and the financial community. Such a reputation and confidence are not easily gained and are among the most precious assets of Seligman. In large measure, they depend on the devotion and integrity with which each Employee discharges his or her responsibilities. Their preservation and development must be a main concern of each Employee, and each Employee has a primary obligation to avoid any action or activity that could produce conflict between the interest of the Clients and that Employee's self-interest.

The purpose of this Code of Ethics ("Code") is to set forth the policies of Seligman in the matter of conflicts of interest and to provide a formal record for each Employee's reference and guidance. This Code is also designed to prevent any act, practice or course of business prohibited by the rules and regulations governing our industry.

Each Employee owes a fiduciary duty to each Client. Therefore, all Employees must avoid activities, interests and relationships that might appear to interfere with making decisions in the best interest of the Clients.

As an Employee, you must at all times:

1. Avoid serving your own personal interests ahead of the interests of Clients. You may not cause a Client to take action, or not to take action, for your personal benefit rather than the Client's benefit.

2. Avoid taking inappropriate advantage of your position. The receipt of investment opportunities, perquisites or gifts from persons seeking business with Clients or with Seligman could call into question the exercise of your better judgment. Therefore, you must not give or receive benefits that would compromise your ability to act in the best interest of the Clients.

3. Conduct all personal Securities Transactions in full compliance with the Code, including the preauthorization and reporting requirements, and comply fully with the Seligman Insider Trading Policies and Procedures (See Appendix A).

While Seligman encourages you and your families to develop personal investment programs, you must not take any action that could cause even the appearance that an unfair or improper action has been taken. Accordingly, you must follow the policies set forth below with respect to trading in your Account(s). This Code places reliance on the good sense and judgment of you as an Employee; however, if you are unclear as to the Code's meaning, you should seek the advice of the Law and Regulation Department and assume the Code will be interpreted in the most restrictive manner. Questionable situations should be resolved in favor of Clients.




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Technical compliance with the Code's procedures will not insulate from scrutiny any trades that indicate a violation of your fiduciary duties.

Application of the Code to Disinterested Directors

Disinterested Directors are only subject to the reporting requirements in
Section III.5(b) of the Code. Disinterested Directors are not subject to other provisions of the Code but are subject to the requirements of the federal securities laws and other applicable laws, such as the prohibition on trading in securities of an issuer while in possession of material non-public information.

                                 II. DEFINITIONS

        (a)     "Accounts" means all Employee Accounts and Employee Related
                Accounts.

        (b) "Beneficial Interest" is broadly interpreted. The SEC has said that the final determination of Beneficial Interest is a question to be determined in the light of the facts of each particular case. The terms Employee Account and Employee Related Account, as defined below, generally define Beneficial Interest. However, the meaning of "Beneficial Interest" may be broader than that described below. If there are any questions as to Beneficial Interest, please contact the Director of Compliance, General Counsel or Associate General Counsel.

                (i)     "Employee Account" means the following securities
                        Accounts: (i) any of your personal account(s); (ii) any joint or tenant-in-common account in which you have an interest or are a participant; (iii) any account for which you act as trustee, executor, or custodian; (iv) any account over which you have investment discretion or otherwise can exercise control, including the accounts of entities controlled directly or indirectly by you;
                        (v) any account in which you have a direct or indirect interest through a contract, arrangement or otherwise (e.g., economic, voting power, power to buy or sell, or otherwise); (vi) any account held by pledges, or for a partnership in which you are a member, or by a corporation which you should regard as a personal holding company; (vii) any account held in the name of another person in which you do not have benefits of ownership, but which you can vest or revest title in yourself at once or some future time; (viii) any account of which you have benefit of ownership; and (ix) accounts registered by custodians, brokers, executors or other fiduciaries for your benefit.

                (ii) "Employee Related Account" means any Account of (i) your spouse and minor children and (ii) any account of relatives or any other persons to whose support you materially contribute, directly or indirectly.

        (c) "Disinterested Director" means a director or trustee of a Seligman Registered Investment Company who is not an "interested person" of such investment company within the meaning of Section 2(a)(19) of the Investment Company Act of 1940.

        (d) "Equivalent Security" includes, among other things, an option to purchase or sell a Security or an instrument convertible or exchangeable into a Security.

        (e) "Investment Team" means one or more Investment Teams formed by the Manager in various investment disciplines to review and approve Securities for purchase and sale by Client Accounts. This includes a team's leader, portfolio managers, research analysts, traders and their direct supervisors.

        (f) "Security" includes, among other things, stocks, notes, bonds, debentures, and other evidences of indebtedness (including loan participation and assignments), limited partnership interests, investment contracts, and all derivative instruments (e.g., options and warrants).



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        (g)     "Securities Transaction" means a purchase or sale of a Security.

        (h) "Seligman Registered Investment Company" means an investment company registered under the Investment Company Act of 1940 for which Seligman serves as investment manager or adviser.

                      III. PERSONAL SECURITIES TRANSACTIONS

    1.  Prohibited Transactions

        These apply to all of your Accounts.

        (a) Seven-Day Blackout: If you are a member of an Investment Team, Securities Transactions are prohibited within seven calendar days either before or after the purchase or sale of the relevant security (or an Equivalent Security) by a Client whose Account is managed by your Investment Team.

        (b) Intention to Buy or Sell for Clients: Securities Transactions are prohibited at a time when you intend, or know of another's intention, to purchase or sell that Security (or an Equivalent Security) on behalf of a Client.

        (c) Sixty-Day Holding Period: Profits on Securities Transactions made within a sixty-day period are prohibited and must be disgorged. This is a prohibition of short term trading. Specifically,

                - Purchase of a Security within 60 days of your sale of the Security (or an Equivalent Security), at a price that is less than the price in the previous sale is prohibited.

                - Sale of a Security within the 60 day period of your purchase of the Security (or an Equivalent Security), at a price that is greater than the price in the previous purchase is prohibited. Examples are as follows:

                1. Employee purchases 100 shares of XYZ ($10 a share) on January 1.
                        Employee sells 100 shares of XYZ ($15 a share) on February 15.
                        Employee must disgorge $500.

                2. Employee purchases 100 shares of XYZ ($10 a share) on January 1.
                        Employee purchases 50 shares of XYZ ($12 a share) on January 30.
                        Employee sells 50 shares of XYZ ($15 a share) on March 15.
                        Employee must disgorge $150.
                        (The March 15 sale may not be matched to the January 1 purchase).

                3. Employee purchases 100 shares of XYZ ($10 a share) on January 1.
                        Employee sells 100 shares of XYZ ($10 a share) on February 1.
                        Employee purchases 100 shares of XYZ ($9 a share) on March 1.
                        Employee must disgorge $100.
                        (The February 1 sale is permissible because no profit was made. However, the March 1 purchase is matched against the February 1 sale resulting in a $100 profit).

        (d) Restricted Transactions: Transactions in a Security or an Equivalent Security are prohibited anytime a Client's order in the Security is open on the trading desk. Other Securities may be restricted from time to time as deemed appropriate by the Law and Regulation Department.

        (e) Short Sales: If you are a member of an Investment Team, you may not engage in any short sale of a Security if, at the time of the transaction, any Client managed by your Team has a long position in that same Security. However, this prohibition does not prevent you from engaging



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                short sales against the box and covered call writing, as long as these personal trades are in accordance with the sixty-day holding period described above.

        (f) Public Offerings: Acquisitions of Securities in initial and secondary public offerings are prohibited, unless granted an exemption by the Director of Compliance. An exemption for an initial public offering will only be granted in certain limited circumstances, for example, the demutualization of a savings bank.

        (g) Private Placements: Acquisition of Securities in a private placement is prohibited absent prior written approval by the Director of Compliance.

        (h) Market Manipulation: Transactions intended to raise, lower, or maintain the price of any Security or to create a false appearance of active trading are prohibited.

        (i) Inside Information: You may not trade, either personally or on behalf of others, on material, non-public information or communicate material, non-public information to another in violation of the law. This policy extends to activities within and outside your duties at Seligman. (See Appendix A).

    2.  Maintenance of Accounts and Execution of Orders

        All Accounts that have the ability to engage in Securities Transactions must be maintained at Charles Schwab & Company, Merrill Lynch & Co. or Ernst & Company (Investec). You are required to notify the Director of Compliance of any change to your account status. This includes opening a new Account, converting, transferring or closing an existing account or acquiring Beneficial Interest in an Account through marriage or otherwise. Employees maintaining accounts at Charles Schwab & Company and Merrill Lynch & Co. must place all orders for Securities Transactions in these Account(s) directly with the appropriate broker after the Trade Pre-authorization Requirements have been met. Employees maintaining accounts at Ernst & Co (Investec) must place all orders for Securities Transactions in these Account(s) with the Equity Trading Desk or the appropriate Fixed Income Team after the pre-authorization requirements set forth in Section III.3 ("Trade Preauthorization Requirements") have been met.

        The Director of Compliance may grant exceptions to the foregoing requirements on a case by case basis. All requests for exceptions must be applied for in writing and submitted for approval to the Director of Compliance and will be subject to certain conditions.

    3.  Trade Pre-authorization Requirements

        All Securities Transactions in an Employee Account or Employee Related Account must be pre-authorized, except for Securities Transactions set forth in Section III.4 ("Exempt Transactions").

        (a) Trade Authorization Request Form: Prior to entering an order for a Securities Transaction in an Employee Account or Employee Related Account, which is subject to pre-authorization, you must complete a Trade Authorization Request Form (set forth in Appendix B) and submit the completed Form (faxed or hand delivered) to the Director of Compliance (or designee).

        (b) Review of the Form and Trade Execution: After receiving the completed Trade Authorization Request Form, the Director of Compliance (or designee) will review the information and, as soon as practical, determine whether to authorize the proposed Securities Transaction. The authorization, date and time of the authorization must be reflected on the Form.

        NO ORDER FOR A SECURITIES TRANSACTION MAY BE PLACED PRIOR TO THE DIRECTOR OF COMPLIANCE (OR DESIGNEE) RECEIVING THE COMPLETED TRADE PRE-AUTHORIZATION FORM AND APPROVING THE TRANSACTION.



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        (c)     Length of Trade Authorization Approval: Any authorization, if granted, is effective until the earliest of (i) its revocation,
                (ii) the close of business on the day from which authorization was granted or (iii) your discovery that the information in the Trade Authorization Request Form is no longer accurate. If the Securities Transaction was not placed or executed within that period, a new pre-authorization must be obtained. A new pre-authorization need not be obtained for orders which cannot be filled in one day due to an illiquid market, so long as such order was placed for execution on the day the original pre-authorization was given.

    4.  Exempt Transactions

        The prohibitions of this Code shall not apply to the following Securities Transactions in your Account(s):

        (a) Purchases or sales of Securities which are non-volitional (i.e., not involving any investment decision or recommendation).

        (b) Purchases of Securities through certain corporate actions (such as stock dividends, dividend reinvestments, stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities).

        (c) Purchases of Securities effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from the issuer.

        (d) Purchases or sales of open-end registered investment companies, U.S. Government Securities and money market instruments (e.g., U.S. Treasury Securities, bankers acceptances, bank certificates of deposit, commercial paper and repurchase agreements).

        (e) Purchases of Securities that are part of an automatic dividend reinvestment plan or stock accumulation plan; however, this exemption does not apply to optional purchases and liquidations.

        (f) Securities Transactions that are granted a prior exemption by the Director of Compliance, the General Counsel or the Associate General Counsel.

    5.  Reporting

        (a) You must arrange for the Director of Compliance to receive from the executing broker, dealer or bank duplicate copies of each confirmation and account statement for each Securities Transaction in an Employee Account or Employee Related Account.

        (b) If you are a Disinterested Director you are required to report the information specified below with respect to any Securities Transaction in any Securities Account in which you have Beneficial Interest(1), if you knew, or in the ordinary course of fulfilling your official duties as a Disinterested Director, should have known, that during 15 days immediately before or after the date of your transaction, the Security (or Equivalent Security) was purchased or sold by a Seligman Registered Investment Company or considered for purchase or sale by a Seligman Registered Investment Company. Such report shall be made not later than 10 days after the end of the calendar quarter in which the Transaction was effected and shall contain the following information:


______________

(1) This does not apply to Securities Accounts in which Disinterested Directors have no direct or indirect influence or control.



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                (i)     The date of the transaction, the name of the company,
                        the number of shares, and the principal amount of each Security involved;

                (ii) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                (iii)   The price at which the transaction was effected;

                (iv) The name of the broker, dealer or bank with or through whom the transaction was effected; and

                (v)     The date the report is submitted.

        (c) You are required to disclose all Securities beneficially owned by you within ten days of commencement of employment and at the end of each calendar year (See Appendix C).

        (d) You are also required to disclose all Employee and Employee Related Securities Accounts, Private Securities Transactions and Outside Activities, Affiliations and Investments upon commencement of employment and annually thereafter (See Appendix
                D).

        (e) Any report may contain a statement that the report shall not be construed as an admission by you, that you have any direct or indirect beneficial ownership in the Security to which the report relates.

        (f) The Director of Compliance or his designee will review all reports.

    6.  Dealings with the Clients

        You should not have any direct or indirect investment interest in the purchase or sale of any Security or property from or to Clients. This is a prohibition against dealings between you and the Clients and is not intended to preclude or limit investment transactions by you in Securities or property, provided such transactions are not in conflict with the provisions of this Code.

    7.  Preferential Treatment, Favors and Gifts

        You are prohibited from giving and receiving gifts of significant value or cost from any person or entity that does business with or on behalf of any Client. You should also avoid preferential treatment, favors, gifts and entertainment which might, or might appear to, influence adversely or restrict the independent exercise of your best efforts and best judgments on behalf of the Clients or which might tend in any way to impair confidence in Seligman by Clients. Cash Gifts that do not exceed $100 in value per person for a calendar year are permissible. Ordinary courtesies of business life, or ordinary business entertainment, and gifts of inconsequential value are also permissible. However, they should not be so frequent nor so extensive as to raise any question of impropriety.



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    8.  Outside Business Activities and Service as a Director, Trustee or in a
        Fiduciary Capacity of any Organization

        You may not engage in any outside business activities or serve as a Director, Trustee or in a fiduciary capacity of any organization, without the prior written Consent of the Director of Compliance.

    9.  Remedies of the Code

        Upon discovering a violation of this Code, sanctions may be imposed against the person concerned as may be deemed appropriate, including, among other things, a letter of censure, fines, suspension or termination of personal trading rights and/or employment.

        As part of any sanction, you may be required to absorb any loss from the trade. Any profits realized, as a result of your personal transaction that violates the Code must be disgorged to a charitable organization, which you may designate.

    10. Compliance Certification

        At least once a year, you will be required to certify on the Employee Certification Form (set forth in Appendix E) that you have read and understand this Code, that you have complied with the requirements of the Code, and that you have disclosed or reported all personal Securities Transactions pursuant to the provisions of the Code.

    11. Inquiries Regarding the Code

        If you have any questions regarding this Code or any other compliance-related matter, please call the Director of Compliance, or in his absence, the General Counsel or Associate General Counsel.



                                            __________________________
                                                William C. Morris
                                                     Chairman


December 22, 1966
Revised:   March 8, 1968                         November 18, 1991
           January 14, 1970                      April 1, 1993
           March 21, 1975                        November 1, 1994
           May 1, 1981                           February 28, 1995
           May 1, 1982                           November 19, 1999*
           April 1, 1985                         December 18, 2000
           March 27, 1989                        December 18, 2001
           December 7, 1990


*Refers to the incorporation of the Code of Ethics of the Seligman Investment Companies originally adopted June 12, 1962, as amended.



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                                                                      APPENDIX A
                                                       Amended December 18, 2001

 J. & W. SELIGMAN & CO. INCORPORATED - INSIDER TRADING POLICIES AND PROCEDURES

SECTION I. BACKGROUND

Introduction

        United States law creates an affirmative duty on the part of broker-dealers and investment advisers to establish, maintain and enforce written policies and procedures that provide a reasonable and proper system of supervision, surveillance and internal control to prevent the misuse of material, non-public information by the broker-dealer, investment adviser or any person associated with them. The purpose of these procedures is to meet those requirements. The following procedures apply to J. & W. Seligman & Co. Incorporated, its subsidiaries and affiliates (collectively, "Seligman") and all officers, directors and employees (collectively, "Employees") thereof.

Statement of Policy

        No Employee may trade, either personally or on behalf of others, on material, non-public information or communicate material, non-public information to another in violation of the law. This policy extends to activities within and outside their duties at Seligman. Each Employee must read, acknowledge receipt and retain a copy of these procedures.

Inside Information

        The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material, non-public information to trade in securities or to communicate material, non-public information to others.

        While the law concerning insider trading is not static, it is understood that the law generally prohibits:

        A. trading by an insider, while in possession of material, non-public information, or

        B. trading by a non-insider, while knowingly in possession of material, non-public information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, or

        C.  communicating material, non-public information to others.

        The elements of insider trading and the penalties for such unlawful conduct are discussed below. If you have any questions after reviewing these procedures, you should consult the Director of Compliance, General Counsel or Associate General Counsel.

1.      Who Is An Insider?

        The concept of "insider" is broad. It includes Employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the Employees of such organizations. In addition, Seligman may become a temporary insider of a company it advises or for which it performs other services. According to the Supreme Court, the company must expect the outsider to keep the disclosed non-public information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.


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2.      What Is Material Information?

        Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial affect on the price of a company's securities. Information that Employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems and extraordinary management developments. In addition, information about major contracts or new customers could also qualify as material, depending upon the importance of such developments to the company's financial condition or anticipated performance.

        Material information does not have to relate to a company's business. For example, in Carpenter v. U.S., 408 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a Security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not.

3.      What Is Non-Public Information?

        Information is non-public until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public. However, see Section II, Paragraph 2.

4.      Penalties for Insider Trading

        Penalties for trading on or communicating material, non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

            -   Civil injunctions

            -   Disgorgement of profits

            -   Jail sentences

            - Fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited, and

            - Fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

        In addition, any violation of policies and procedures set forth herein can be expected to result in serious sanctions by Seligman, including dismissal of the persons involved.



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SECTION II. PROCEDURES

Procedures to Implement Policy Against Insider Trading.

        The following procedures have been established to assist the Employees of Seligman in avoiding insider trading, and to aid Seligman in preventing, detecting and imposing sanctions against insider trading. Every Employee of Seligman must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. If you have any questions about these procedures you should consult the Director of Compliance, the General Counsel or Associate General Counsel.

1.      Identifying Inside Information.

        Before trading for yourself or others (including investment companies and private Accounts managed by Seligman), in the securities of a company about which you may have potential inside information, ask yourself the following questions:

        a. Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?

        b. Is the information non-public? To whom has this information been provided? Has the information been effectively communicated to the marketplace in a publication of general circulation or does it fall within the circumstances set forth in paragraph 2 below.

        If, after consideration of the above, you believe that the information is material and non-public, or if you have questions as to whether the information is material and non-public, you should take the following steps:

        c. Report the matter immediately to the Director of Compliance, General Counsel or Associate General Counsel.

        d. Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private Accounts managed by Seligman.

        e. Do not communicate the information inside or outside Seligman other than to the Director of Compliance, General Counsel or Associate General Counsel.

        f. After the Director of Compliance, General Counsel or Associate General Counsel has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.

2.      Important Specific Examples

        a. If you have a telephone or face-to-face conversation with a senior executive of a publicly-traded company and are provided information about the company that you have reason to believe has not yet been disclosed in a widely-disseminated publication such as a press release, quarterly report or other public filing, you have received non-public information. This information is considered non-public even if you believe that the company executive would provide the same information to other analysts or portfolio managers who call the company. Until information has been disclosed in a manner that makes it available to (or capable of being accessed by) the investment community as a whole, it is considered non-public. If the information is material, as described above, you may hot trade while in possession of this information unless you first discuss the matter and obtain approval from the Director of Compliance, General Counsel or Associate General Counsel. Although it may be lawful for an analyst to act on the basis of material information that the company's management has chosen to disclose selectively to that analyst, where the information is provided in a one-on-one context, regulators are likely to question such conduct. Approval from the Law and Regulation Department will therefore depend on the specific circumstances of the information and the disclosure. Under the Supreme Court's important decision of Dirks v. SEC, 463 U.S. 646 (1983), securities analysts may be free to act on selectively disclosed material information if it is provided by company executives exclusively to achieve proper corporate purposes.

        b. If you obtain material information in the course of an analysts' conference call or meeting conducted by a publicly-traded company in the ordinary course of its business in which representatives of several other firms or investors are also present (as distinguished from the one-on-one situation described in the preceding paragraph), you may act on the basis of that information without need to consult with the Director of Compliance, General Counsel or Associate General Counsel, even if the information has not yet been published by the news media. However, if there is something highly unusual about the meeting or conference call that leads you to question whether it has been authorized by the company or is otherwise suspect (e.g., you know disclosure of such information violates Regulation FD), you should first consult with the Director of Compliance, General Counsel or Associate General Counsel.

        c. If you are provided material information (written or verbally) by a company and are requested to keep such information confidential, you may not trade while in possession of that information before first obtaining the approval of the Director of Compliance, General Counsel or the Associate General Counsel.

        As these examples illustrate, the legal requirements governing insider trading are not always obvious. You should therefore always consult with the Director of Compliance, General Counsel or Associate General Counsel if you have any question at all about the appropriateness of your proposed conduct.

3.      Restricting Access To Material, Non-Public Information

        Information in your possession that you identify as material and non-public may not be communicated to anyone, including persons within Seligman, except for the Director of Compliance, General Counsel or Associate General Counsel. In addition, care should be taken so that such information is secure. For example, files containing material, non-public information should be sealed; access to computer files containing material, non-public information should be restricted.

4.      Resolving Issues Concerning Insider Trading

        If, after consideration of the items set forth in paragraphs 1 and 2, doubt remains as to whether information is material or non-public, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any action, it must be discussed with the Director of Compliance, General Counsel or the Associate General Counsel before trading in the security or communicating the information to anyone.

5.      Personal Securities Trading

        All Employees shall follow with respect to personal Securities trading the procedures set forth in the Code of Ethics. In addition, no Employee shall establish a brokerage Account with a Firm other than those previously approved without the prior consent of the Director of Compliance and every Employee shall be subject to reporting requirements under Section III.5 of the Code of Ethics. The Director of Compliance, or his designee, shall monitor the personal Securities trading of all Employees.

                                                                      APPENDIX B
                                                       Amended December 18, 2001


                             J. & W. SELIGMAN & CO.
                                  INCORPORATED

                        TRADE AUTHORIZATION REQUEST FORM


EMPLOYEE'S NAME: _________________________________      TELEPHONE NUMBER:___________________________________

NAME OF FIRM ACCOUNT IS HELD: ____________________      ACCOUNT NUMBER:_____________________________________

NAME OF SECURITY: ________________________________      STOCK SYMBOL:_______________________________________

NUMBER OF SHARES/UNITS: __________________________      APPROXIMATE MARKET PRICE PER SHARE OR UNIT: ________

TRANSACTION TYPE: (CHECK ONE)       BUY                SELL            SELL SHORT            BUY TO COVER

TYPE OF ORDER: (CHECK ONE)      MARKET ORDER            LIMIT ORDER        PRICE OF LIMIT ORDER __________________

SECURITY TYPE: (CHECK ONE)      STOCK       DEBT        WARRANT(S)       OPTION(S)        OTHER: _________________

IF OPTIONS: PUT                 CALL        OPEN         CLOSE           COVERED          UNCOVERED

1.   Do you possess material non-public information regarding the Security or the issuer of the Security?     Yes        No

2.   To your knowledge, are there any outstanding (purchase or sale) orders for this Security or an
     equivalent Security by a Seligman Client?                                                                Yes        No

3.   To your knowledge, is this Security or an Equivalent Security being considered for purchase or sale
     for one or more Seligman Clients?                                                                        Yes        No

4.   Is this Security being acquired in an initial or secondary public offering?                              Yes        No

5.   Is this Security being acquired or sold in a private placement?                                          Yes        No

6.   Have you or any Related Account purchased or sold this Security within the past 60 days?                 Yes        No
                                               --------
     FOR INVESTMENT TEAM MEMBERS ONLY:
     --------------------------------

7.   Has any Client Account managed by your team purchased or sold this Security or an Equivalent
     Security within the past seven calendar days or do you expect any such account to purchase or
     sell this Security or an Equivalent Security within seven calendar days of your purchase or sale?        Yes        No

8.   If this is a short sale or equivalent transaction, does any client account managed by your team hold
     a long position in the Security or the Issuer of the Security?                                           Yes        No

9.   Why is this Security Transaction appropriate for you and not for one or more of your team's Clients?

     ----------------------------------------------------------------------------------------------------------------------

     ----------------------------------------------------------------------------------------------------------------------

     ----------------------------------------------------------------------------------------------------------------------


I have read the J. & W. Seligman & Co. Incorporated Code of Ethics, as revised on December 18, 2001, and believe that the proposed trade(s) fully complies with the requirements of the Code of Ethics and Insider Trading policy.


--------------------------------                  ------------------------------
Employee Signature                                Date Submitted

--------------------------------------------------------------------------------
Law & Regulation Use Only


-----------------------------------------
Pre-Authorization Officer / Date and Time      Trade Approved       Trade Denied
--------------------------------------------------------------------------------

                                                                      APPENDIX C
                                                       Amended December 18, 2000


                     REPORT OF SECURITIES BENEFICIALLY OWNED


      The following is a list of all Securities positions (except open-end investment companies, U.S. Government Securities and money market instruments) in which I have direct or indirect beneficial ownership, as defined in the Code of Ethics. This includes Securities held at home, in safe deposit boxes or by an issuer.

    DESCRIPTION OF SECURITY             NO. OF SHARES           PRINCIPAL AMOUNT                LOCATION OF SECURITY


-------------------------------         -------------         --------------------              --------------------


-------------------------------         -------------         --------------------              --------------------


-------------------------------         -------------         --------------------              --------------------


-------------------------------         -------------         --------------------              --------------------


-------------------------------         -------------         --------------------              --------------------


-------------------------------         -------------         --------------------              --------------------


                The list above (and any additional sheets I have attached)
---------       represents all my Securities positions in which I have direct or indirect beneficial ownership as defined in the Code of Ethics.

                I only have a beneficial ownership interest in open-end
---------       investment companies, U.S. Government Securities and money market instruments, and/or I do not beneficially own any Securities.




Date:
      ----------------------------             -----------------------------
                                               Employee Signature

                                                                      APPENDIX D
                                                       Amended December 18, 2000

                        EMPLOYEE REPORTING QUESTIONNAIRE

EMPLOYEE NAME:                                 EXT:               DEPARTMENT:
               ------------------------            -------                    ----------------
                  PLEASE PRINT

COMPANY/AFFILIATE:                                                SUPERVISOR:
                   ----------------------                                     ----------------

1.   SECURITIES ACCOUNTS

     Do you have any Accounts in which Securities can be purchased or sold over which you have control or in which you have a Beneficial Interest, as defined in Seligman's Code of Ethics?
                                              Yes                 No
                                                  ----------         ----------

     If yes, please list all such Accounts:

                                              ACCOUNT                      ACCOUNT                         TYPE OF
               INSTITUTION                    NUMBER                        TITLE                          ACCOUNT
               -----------                    ------                        -----                          -------


         ----------------------         -----------------            ---------------------              --------------


         ----------------------         -----------------            ---------------------              --------------


         ----------------------         -----------------            ---------------------              --------------


2.   FINANCIAL INTERESTS

     Do you have any private placements, restricted stock warrants, general or limited partnerships, or other investment interests in any organization (public, private or charitable) not held in the accounts listed above? Please include Securities and certificates held in your custody.
                                              Yes                 No
                                                  ---------          ----------

     If yes, please describe:
                             ---------------------------------------------------

     ---------------------------------------------------------------------------

3.   OUTSIDE ACTIVITIES/AFFILIATIONS

     a) Do you have any activities outside Seligman or its affiliates for which you receive additional compensation:
                                              Yes                 No
                                                  ---------          ----------

          If yes, please describe:
                                   ---------------------------------------------

          ----------------------------------------------------------------------

     b) Do you serve in the capacity of officer, director, partner or employee (or in any other fiduciary capacity) for any company or organization (public, private or charitable) other than Seligman or its affiliates.
                                              Yes                 No
                                                  ---------          ----------


          If yes, please describe:
                                   ---------------------------------------------

          ----------------------------------------------------------------------

          I hereby certify that I have read and understand the foregoing statements and that each of my responses thereto are true and complete. I agree to immediately inform the Director of Compliance if there is any change in any of the above answers. I also understand that any misrepresentation or omissions of facts in response to this questionnaire and failure to immediately inform the Director of Compliance of any changes to responses provided herein may result in termination of my employment.


     ----------------------------------         --------------------------------
                  DATE                                 EMPLOYEE SIGNATURE

                                                                      APPENDIX E
                                                       Amended December 18, 2001

               CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS



     I acknowledge that I have received and read the Code of Ethics and Insider Trading Policies and Procedures, as amended on December 18, 2001 and hereby agree, in consideration of my continued employment by J. & W. Seligman & Co. Incorporated, or one of its subsidiaries or affiliates, to comply with the Code of Ethics and Insider Trading Policies and Procedures.

     Furthermore, if during the past calendar year, I was subject to the Code of Ethics, I hereby certify that:


1. I have fully disclosed the Securities holdings in my Employee Account(s) and Employee Related Account(s) (as defined in the Code of Ethics).

2. I have maintained all Employee Accounts and Employee Related Accounts at Ernst & Company (Investec), Charles Schwab & Company or Merrill Lynch except for Accounts as to which the Director of Compliance has provided written permission to maintain elsewhere.

3. I have arranged for the Director of Compliance to receive duplicate confirmations and statements for each Securities Transaction of all Employee Accounts and Employee Related Accounts, and I have reported all Securities Transactions in each of my Employee Accounts and Employee Related Accounts, except for transactions exempt from reporting under the Code of Ethics.

4.   I have complied with the Code of Ethics in all other respects.



                                              -----------------------------
                                              Employee Signature


                                              -----------------------------
Date:                                         Print Name
      ------------------------